Exhibit 99.1

For Immediate Release

Contact: Charles J. Drake
E-mail: cdrake@iv-usa.com
Telephone: 248/471-2660
Facsimile: 248/615-2971

INTEGRAL VISION, INC. TO REPORT THIRD QUARTER FINANCIAL RESULTS AND TO HOLD A CONFERENCE CALL ON NOVEMBER 15, 2005

Farmington Hills, MI (November 11, 2005) - Integral Vision, Inc. (OTC Bulletin Board: INVI) will release financial results for the quarter ended September 30, 2005, on Monday, November 14, 2005, after the close of the market.

In conjunction with the release, Integral Vision will host a live conference call at 9:00 a.m. Eastern Time on Tuesday, November 15, 2005. To access the conference call, please call 800-500-0177 approximately 5 to 10 minutes prior to the scheduled start time using confirmation code 9820040.

About Integral Vision

Integral Vision, Inc. (OTC Bulletin Board: INVI), an ISO 9001 registered firm, offers display inspection technology that provides analysis of functional and cosmetic defects in the display to assure quality in the manufacturing process as well as verification of the final product. Integral Vision has been inspecting displays since 1992 and is an industry leader committed to providing automated solutions to the quality issues Microdisplay, OLED and LCD manufacturers face in today’s competitive marketplace. More information can be found at Website: www.iv-usa.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: competitive conditions in the Company's markets and the effect of competitive products and pricing; technological development by the Company, its customers and its competition; the Company's available cash and access to debt and equity financing; and general economic conditions and conditions in the specific industries in which the company has significant customers. As a result, the Company's results may fluctuate. Additional information concerning risk factors that could cause actual results to differ materially from those projected in the forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's best estimates as of the date of this press release. The Company assumes no obligation to update such estimates except as required by the rules and regulations of the Securities and Exchange Commission.